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														EXHIBIT 99

				    FORM 4 JOINT FILER
INFORMATION

ADDITIONAL REPORTING PERSON:   Novartis Pharma AG


ADDRESS:				   Lichstrasse 35
						 CH-4002, Basel

Switzerland

DESIGNATED FILER:		    Novartis AG

ISSUER AND TICKER
SYMBOL:	 Idenix Pharmaceuticals, Inc.  (IDIX)

DATE OF EVENT REQUIRING

STATEMENT:				 April 4, 2006

						 Novartis Pharma AG



						 By:  /s/ Joseph E. Mamie		  April 6, 2006

------------------------	  -------------
							 Name: Joseph E. Mamie
Date
							 Title: Head Operational
							 Treasury

						 By:
/s/ Christina Ackermann	   April 6, 2006

-------------------------	 -------------
							 Name: Christina
Ackermann		Date
							 Title: Head Legal Pharma,
							 General
Medicine